UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon,

Hong Kong SAR

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 5300

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On September 5, 2006, Man Sang Holdings, Inc. (the “Company”) announced the appointment of Mr. Pak Wai Keung, Martin as the Chief Financial Officer (the “CFO”) of the Company, effective September 5, 2006. The date and brief description of the terms and conditions of the employment agreement entered into between the Company and Mr. Pak with respect to Mr. Pak’s appointment as CFO is provided under Item 5.02 below and is incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 5, 2006, the Company announced the appointment of Mr. Pak Wai Keung, Martin as CFO of the Company, effective September 5, 2006.

Mr. Pak Wai Keung, Martin, aged 43, joined the Company on 28 August 2006. He is responsible for the financial management of the Company. Prior to joining the Company, he was a group financial controller of several listed companies in Hong Kong. Mr. Pak has over 16 years of experience in the fields of professional accountings services, banking and financial management in Hong Kong, Singapore and the People’s Republic of China. He is a member of Hong Kong Institute of Certified Public Accountants.

There are no arrangements or understandings between Mr. Pak and the Company other than Mr. Pak’s employment agreement with the Company dated July 22, 2006. Pursuant to such employment agreement, Mr. Pak will receive an annual base salary of HK$1,300,000 plus annual discretionary bonus. Other than the foregoing compensation by the Company, Mr. Pak has not had any related transactions or proposed transactions with the Company since the beginning of the Company’s last fiscal year, in which the amount exceeds US$60,000.

A copy of the press release issued on September 5, 2006, announcing Mr. Pak’s appointment as CFO is attached to this Report as Exhibit 99.1, and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Text of press release issued by Man Sang Holdings, Inc., dated September 5, 2006, announcing the appointment of Mr. Pak Wai Keung, Martin as the Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2006	MAN SANG HOLDINGS, INC.

By:	/s/ CHENG Chung Hing, Ricky
CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

MAN SANG HOLDINGS, INC. ANNOUNCES

APPOINTMENT OF CHIEF FINANCIAL OFFICER

NEW YORK--(BUSINESS WIRE) — September 5, 2006 -- Man Sang Holdings, Inc. (the “Company”) (AMEX: MHJ), one of the world's largest purchasers and processors of Chinese cultured and freshwater pearls, announced today the appointment of Mr. PAK Wai Keung, Martin as the Chief Financial Officer (the “CFO”) of the Company, effective September 5, 2006. On the same day, the Company announced the resignation of Mr. HUNG Kwok Wing, Sonny as the interim CFO of the Company, who has served as the interim CFO during the transition period following the resignation of the Company’s former CFO, Mr. AU Moon Ying, Henry on August 18, 2006.

Mr. Pak Wai Keung, Martin, aged 43, joined the Company on August 28, 2006. He is responsible for the financial management of the Company. Prior to joining the Company, he was a group financial controller of several listed companies in Hong Kong. Mr. Pak has over 16 years of experience in the fields of professional accountings services, banking and financial management in Hong Kong, Singapore and the People’s Republic of China. He is a member of Hong Kong Institute of Certified Public Accountants.

Mr. Ricky Cheng, the Chairman of the Board said, “We welcome Mr. Martin Pak to join the Company as the Chief Financial Officer. With his sound professional experience in the financial management field, Martin is expected be a highly valuable and contributing member of the Company”.

Mr. Martin Pak said, “I’m pleased to have the opportunity to apply my professional accounting experience, financial management and corporate governance knowledge in assisting Man Sang to further growth.”

About Man Sang Holdings, Inc.

Man Sang Holdings, Inc. and its subsidiaries (together the “Man Sang Group”) are one of the world's largest purchasers and processors of Chinese cultured and freshwater pearls. The Man Sang Group is principally engaged in the purchasing, processing, assembling, merchandising and wholesale distribution of pearls, pearl jewelry and other jewelry products. In addition, the Man Sang Group owns and operates the Man Sang Industrial City, an industrial complex, located in Gong Ming Zhen, Shenzhen Special Economic Zone, PRC.

CONTACTS:

Man Sang Holdings, Inc. Mr. Sonny Hung (852) 2317 9369 E-mail: sonnyh@man-sang.com	The Altman Group, Inc. Patricia Baronowski (212) 400-2604 Email: pbaronowski@altmangroup.com